Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated November 14, 2025 relating to the Common Stock, par value $0.0001 per share, of Codexis, Inc. shall be filed on behalf of the undersigned.

CASDIN CAPITAL, LLC By: /s/ Eli Casdin
Name: Eli Casdin
Title: Managing Member

CASDIN PARTNERS MASTER FUND, L.P. By: /s/ Eli Casdin
Name: Eli Casdin
Title: Managing Member of its general partner

CASDIN PARTNERS GP, LLC By: /s/ Eli Casdin
Name: Eli Casdin
Title: Managing Member

ELI CASDIN By: /s/ Eli Casdin